UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2014

ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)

(914) 288-8100
(registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported on December 11, 2014, the Company and its operating partnership, Acadia Realty Limited Partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”), providing for the issuance and sale to the Underwriter of an aggregate of 3,400,000 (the “Firm Shares”) of its common shares of beneficial interest, par value $.001 per share (the “Common Shares”), and the right for the Underwriter to acquire an additional 510,000 Common Shares (the “Option Shares”), at a price of $31.62 per Common Share. As reported on December 17, 2014 the Firm Shares were offered and sold pursuant to a prospectus supplement (the “Prospectus Supplement”), dated December 11, 2014 and related prospectus, dated May 2, 2014, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-195665). A copy of the Underwriting Agreement was filed as Exhibit 1.1 to the Current Report on Form 8-K filed on December 17, 2014 and incorporated herein by reference.

On December 19, 2014, a portion of the Option Shares were offered and sold pursuant to the Prospectus Supplement. The Underwriter purchased an additional 259,650 Common Shares pursuant to a partial exercise of the option granted to the Underwriter in the Underwriting Agreement to purchase the Option Shares. Including the sale of the additional Option Shares, the Company sold a total of 3,659,650 Common Shares to the Underwriter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST

Date: December 19, 2014	By:	/s/ Jon Grisham
Name: Jon Grisham
Title: Senior Vice President and Chief Financial Officer